SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2018 (March 29, 2018)

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle, Healdsburg, CA 95448

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (707) 431.4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers

On March 29, 2018, Truett-Hurst, Inc. (the “Company”) and Evan B. Meyer, the Company’s Chief Financial Officer, agreed that Mr. Meyer’s employment with the Company will terminate effective as of March 30, 2018. The Company and Mr. Meyer entered into a Separation Agreement dated March 29, 2018 (the “Separation Agreement”). Under the Separation Agreement and subject to the terms and conditions set forth therein, Mr. Meyer will receive (1) a cash severance payment of $144,500, to be paid in two monthly installments, and (2) payment of Mr. Meyer’s COBRA premiums for continuation of health benefits for up to six months. In addition, Mr. Meyer’s outstanding equity-based awards granted by the Company that are unvested on the date of his termination will fully vest and, in the case of options, be exercisable. The Separation Agreement also includes Mr. Meyer’s release of claims and certain other covenants in favor of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

	By:	/s/ Phillip L. Hurst
Phillip L. Hurst
President and Chief Executive Officer

Date: March 29, 2018